Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YSX TECH CO. LTD

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of YSX TECH CO. LTD (the “Company”) of our report dated August 9, 2024, relating to the consolidated financial statements of the Company as of March 31, 2024 and 2023, and the related notes, included in the Registration Statement on Form F-1(File No. 333-280312) of the Company, initially filed with the U.S. Securities and Exchange Commission on June 18, 2024.

Los Angeles, California

June 13, 2025